Exhibit 99.2

Ancestry.com Inc. Completes Acquisition of Archives.com

PROVO, Utah, August 17, 2012 — Ancestry.com Inc. (Nasdaq:ACOM) today announced the completion of its acquisition of Archives.com, a leading family history website, for approximately $100 million in cash and assumed liabilities.

“Archives.com is a great addition to the Ancestry.com family. It is a fast-growing business that has expanded the addressable family history market through a simple and affordable approach,” said Tim Sullivan, President and Chief Executive Officer of Ancestry.com. “We are excited to increase our ability to help more individuals discover their family history.”

Archives.com was owned and operated by Inflection LLC, a Silicon Valley-based technology company. Since Archives.com’s launch in January 2010, the site has rapidly grown to more than 440,000 paying subscribers who pay approximately $39.95 a year. Archives.com offers access to over 2.2 billion historical records, including birth records, obituaries, immigration and passenger lists, historical newspapers, as well as U.S. and U.K. Censuses.

Ancestry.com plans to operate Archives.com separately, retaining its brand and website. Many Inflection employees, including key marketing, product and engineering executives, will join the Ancestry.com team.

About Ancestry.com

Ancestry.com Inc. (ACOM) is the world’s largest online family history resource, with approximately 2 million paying subscribers. More than 10 billion records have been added to the site in the past 15 years. Ancestry users have created more than 38 million family trees containing more than 4 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

About Archives.com

Archives.com is a leading family history website that makes discovering family history simple and affordable. Archives.com is free to try for seven days, allowing anyone to explore the benefits of membership without risk or obligation. For more information and to start discovering your family history, please visit http://www.archives.com/.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements concerning the expected benefits of the transaction, and the effects of the transaction on Ancestry.com, our subscriber base or reach.

These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include difficulties that may be encountered in integrating acquired businesses and retaining customers, and the additional difficulty of integration when continuing the acquired operation; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; the adverse impact of competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in discussions in other of our SEC filings. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Investors:	Media:
Aaron Felix	Heather Erickson
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	herickson@ancestry.com